BROKER SERVICES AGREEMENT
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                                     FORM OF
                            BROKER SERVICES AGREEMENT


         AGREEMENT dated this _________, 1995 by and between Investor Service Center, Inc. ("Service Center") with regard to each Fund listed in Exhibit A to this Agreement (each a "Fund" and collectively the "Funds") and ________ (the "Broker").

         WHEREAS, each Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended, and its Shares are registered under the Securities Act of 1933, as amended (the "1933 Act"),

         WHEREAS, the Broker desires to provide certain services to its customers who beneficially own shares of the Funds ("Shares") through one or more omnibus or National Securities Clearing Corporation Networking accounts ("Accounts") registered in the name of the Broker or its nominee (such customers hereinafter referred to as "Customer-Shareholders"),

         WHEREAS,   the  Funds  desire  to  facilitate  the  servicing  of  such
Customer-Shareholders,

         NOW, THEREFORE, it is agreed as follows:

         1. The Broker may establish Accounts with the Funds. The Broker will perform certain services, as contemplated by Section 26(b)(9) of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD"), for the Customer-Shareholders with regard to the Accounts, including without limitation, personal services and/or the maintenance of shareholder accounts and pay any costs in connection therewith.

         2. As compensation for its services, Service Center will pay the Broker a service fee as set forth in Exhibit A to this Agreement. This fee shall be payable with respect to Shares of a Fund only after, for so long as, and to the extent that Service Center has received an amount equal to the fee payable to the Broker from such Fund for such Shares.

         3. The Broker represents that at all times while this Agreement is in effect it will have or cause to be furnished at its expense the necessary facilities, equipment and personnel to perform its services hereunder in a business-like and competent manner and in compliance with all applicable laws, including those regarding the maintenance and retention of records. The Broker shall provide security as necessary to prevent unauthorized use of any on-line computer facilities, if applicable. As appropriate, the Broker may establish and maintain records to identify the interests of Customer-Shareholders in the Accounts; process in the Accounts purchase and sale of Shares requests by Customer-Shareholders; confirm transactions in the Accounts to Customer-Shareholders as required by rule 10b-10 of the Securities Exchange Act of 1934 (the "1934 Act"); provide Customer-Shareholders with Fund information, including periodic shareholder reports, prospectuses, and reports on the taxability of Fund dividends and distributions; change dividend and distribution reinvestment or disbursement options, account registrations, and addresses at the request of Customer-Shareholders; withhold taxes as required by the Internal Revenue Code of 1986; disburse to Customer-Shareholders or reinvest in Accounts dividends and distributions; prepare and deliver to Customer-Shareholders and applicable taxing authorities information as required by the Funds' prospectuses or such taxing authorities with respect to such Customer-Shareholders.

         4. The Broker agrees to abide by the Rules of Fair Practice of the NASD and all applicable Federal and state laws. The signing of this Agreement and the purchase of Shares pursuant hereto is a representation to Service Center that the Broker is a member in good standing of the NASD and a properly registered broker/dealer under the 1934 Act. Nothing in this Agreement shall be deemed or construed to make the Broker an employee, agent, representative or partner of any of the Funds or Service Center or be inferred as requiring the Funds or Service Center to review the practices, procedures, or controls of the Broker. The Broker is not authorized to act for the Funds or Service Center or to make any representations on behalf of the Funds or Service Center. This Agreement shall terminate automatically in the event of the Broker's ceasing to be a member in good standing of the NASD or upon the occurrence of any event adverse ly affecting the Broker's registration as a broker/dealer under the 1934 Act.

         5. Where applicable, the Broker warrants and represents that all Customer-Shareholders are aware that they are transacting business with the Broker and not the Funds or Service Center, and that such Customer-Shareholders will look only to the Broker for resolution of problems or discrepancies in the Accounts. The Broker shall be solely responsible for any discrepancies between the Accounts and any sub-accounts maintained by the Broker on behalf of its customers. Service Center agrees to assist the Broker to resolve such discrepancies. The records of the Fund regarding transactions in the Accounts and Shares held in such Accounts shall be definitive. In all sales of Shares, the Broker shall act as agent for its Customer-Shareholders and in no transaction shall the Broker have any authority to act as agent for the Funds. All


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BROKER SERVICES AGREEMENT
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orders for Shares are subject to  acceptance  or rejection by a Fund in its sole discretion. Orders for Shares shall be effective only upon receipt in proper form by the Fund.

         6. It is understood that all Shares held in the Accounts will be uncertificated and registered in the name of the Broker or its nominee by book entry in the stock transfer books of the Fund or its transfer agent.

         7. No person is authorized to make any representations concerning the Shares except those contained in the Prospectus and Statement of Additional Information and in such printed information subsequently issued by the Fund as information supplemental to the Prospectus and Statement of Additional
Information, including without limitation, periodic shareholder reports and proxy solicitation materials (collectively the "Materials"). The Broker will be purchasing Shares as agent for its Customer-Shareholders in reliance solely on the representations contained in the Materials.

         8. Where applicable, the Broker agrees that it will not offer or sell any Shares except under circumstances that will result in compliance with all applicable Federal and state securities laws. In connection with sales and offers to sell Shares, the introducing Broker or Broker agrees to furnish to each person to whom any sale or offer is made, at or prior to the time of offering or sale, a copy of the Prospectus and, if requested, the Statement of Additional Information of the relevant Fund. The Broker agrees that it will not furnish to any person any information relating to such Fund that is inconsistent in any respect with the information contained in the relevant Prospectus and Statement of Additional Information or cause any written material to be used in connection with sales of Shares or any advertisement to be published in any newspaper, broadcast by television, radio or other means or posted in any public place without the prior written consent of the Fund, such consent not to be unreasonably withheld.

         9. Upon the Broker's request, Service Center will inform the Broker as to the states and jurisdictions in which it believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions, but Service Center assumes no responsibility or obligation as to the Broker's right to sell Shares in any state or jurisdiction.

         10. The Broker shall indemnify the relevant Fund from and against any and all claims, liability, expense, or loss in any way arising out of or in any way connected with any unauthorized representation by the Broker concerning the Shares described in paragraph 7 hereof, noncompliance by the Broker with the matters set forth in paragraph 8 hereof, and non-qualified or non-exempt Shares sales described in paragraph 9 hereof.

         11. This Agreement may be terminated at any time without penalty by Service Center or the Broker. This Agreement shall automatically terminate in the event of its assignment. The provisions contained in paragraph 10 hereof regarding indemnity shall survive the termination of this Agreement.

         12. Except as otherwise noted, any notice to the other party hereto shall be duly given if mailed or telecopied to such party at the address thereof specified below. This Agreement shall be governed by and construed in accordance with the laws (except for conflict of law rules) of the State of New York. Each party hereto may enter into similar agreements with others without the consent of the other party hereto. This Agreement shall be in substitution for any prior agreements between the parties regarding Shares of the Funds. This Agreement is not assignable by either party hereto. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be affected thereby.

         13. The terms "Prospectus" and "Statement of Additional Information" as used herein refer respectively to the prospectuses and statements of additional information forming parts of the effective registration statements on Form N-1A of the Funds under the 1933 Act, as then supplemented or amended.


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BROKER SERVICES AGREEMENT
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                                                 INVESTOR SERVICE CENTER, INC.

                                                 By: ________________________
                                                       Thomas B. Winmill
                                                 As:   President
                                                       11 Hanover Square
                                                       New York, NY 10005
                                                       212-785-0900

AGREED AND ACCEPTED:

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Signature

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Signer's Name

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Signer's Title















                                    EXHIBIT A


      The service fee shall be payable monthly and computed on the aggregate average monthly balances over $100,00 (except Midas Fund, Inc.) of the Broker's Customer-Shareholders at the annual rate of:

                           0.35% for
                                   Bull & Bear Gold Investors Ltd.
                                   Bull & Bear Quality Growth Fund
                                   Bull & Bear Special Equities Fund, Inc.
                                   Bull & Bear U.S. and Overseas Fund

                           0.25% FOR
                                   Midas Fund, Inc.
                                   Bull & Bear Global Income Fund
                                   Bull & Bear Municipal Income Fund
                                   Bull & Bear U.S. Government Securities Fund
                                   Bull & Bear Dollar Reserves


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